Exhibit 99.1

NEWS RELEASE July 18, 2017

Contacts: Dan Schlanger, CFO
Son Nguyen, VP & Treasurer
FOR IMMEDIATE RELEASE	Crown Castle International Corp.
713-570-3050

CROWN CASTLE ANNOUNCES AGREEMENT

TO ACQUIRE LIGHTOWER

•	Enhances Crown Castle’s position as largest provider of shared wireless infrastructure in the U.S. with approximately 40,000 towers, 50,000 small cell nodes on air or under development and 60,000 route miles of fiber in the U.S. pro forma for the acquisition

•	Significantly increases opportunities for small cell network deployments in top metro markets in the Northeast including Boston, New York and Philadelphia

•	Expected to be immediately accretive to AFFO per share and long-term growth rates, allowing for an expected increase of $0.15 to $0.20 per share in the annual common stock dividend rate after closing

July, 18, 2017 - HOUSTON, TEXAS - Crown Castle International Corp. (NYSE:CCI) (“Crown Castle”) announced today that it has entered into a definitive agreement to acquire LTS Group Holdings LLC (“Lightower”) from Berkshire Partners, Pamlico and other investors for approximately $7.1 billion in cash (subject to certain limited adjustments) (“Transaction”), representing approximately 13.5x expected Adjusted EBITDA contribution during Crown Castle’s first full year of ownership. Lightower owns or has rights to approximately 32,000 route miles of fiber located primarily in top metro markets in the Northeast, including Boston, New York and Philadelphia. Following completion of the Transaction, Crown Castle will own or have rights to approximately 60,000 route miles of fiber.

“We are excited about the addition of Lightower given its attractive fiber footprint and the value we believe it will create for our shareholders,” stated Jay Brown, Crown Castle’s Chief Executive Officer. “Lightower’s dense fiber footprint is well-located in top metro markets in the Northeast and is well-positioned to facilitate small cell deployments by our customers. Following the Transaction, we will have approximately 60,000 route miles of fiber with a presence in all of the top 10 and 23 of the top 25 metro markets. We expect the Transaction to be immediately accretive to our AFFO per share and long-term dividend growth and, as a result, anticipate increasing our annual common stock dividend rate, subject to approval by our board of directors, between $0.15 and $0.20 per share following the closing of the Transaction.”

The Foundation for a Wireless World.

CrownCastle.com

News Release continued:	Page 2

Key Strategic and Financial Benefits

•	Expands deep, dense metro fiber footprint. The Transaction will double Crown Castle’s fiber footprint, resulting in Crown Castle owning or having rights to approximately 60,000 route miles of fiber, making it one of the largest owners of metro fiber in the U.S. With a fiber footprint after the Transaction that will cover 23 of the top 25 most populous U.S. markets, Crown Castle is well-positioned to capitalize on the growing demand for mobile connectivity as network architecture continues to evolve and bandwidth demands continue to increase.

•	Provides scale for small cell deployments. By combining Lightower’s dense metro fiber footprint with Crown Castle’s industry-leading small cells platform, including Crown Castle’s strong customer relationships and proven real estate and network engineering capabilities, the Transaction is expected to expand the small cell opportunities available to Crown Castle and enhance its ability to meet the small cell deployment needs of its wireless carrier customers while reducing the time and capital required for such deployments.

•	Immediately accretive to AFFO per share and common stock dividend. Crown Castle expects the Transaction to be immediately accretive to its Adjusted Funds from Operations (“AFFO”) per share and increase its previous 6% to 7% long-term annual dividend growth target to 7% to 8%. In the first full year of Crown Castle’s ownership, Crown Castle expects Lightower will contribute $850 million to $870 million in site rental revenues, $510 million to $530 million in Adjusted EBITDA and $465 million to $485 million in AFFO before financing costs. On a net income per share basis, the Transaction is expected to be modestly dilutive during the first full year of ownership, due primarily to the expected depreciation and amortization expense associated with the Transaction. After the Transaction closes, Crown Castle anticipates that it will increase its annual common stock dividend rate, subject to approval by Crown Castle’s board of directors, between $0.15 and $0.20 per share to reflect the expected contribution from Lightower. Consistent with past practice, in its third quarter 2017 earnings release, Crown Castle expects to provide its Outlook for 2018 and make a related annual common stock dividend announcement, which will be in addition to the dividend increase announcement that Crown Castle expects to make following the closing of the Lightower acquisition.

•	Proven track record of execution and high-quality cash flows. As a leading provider of fiber solutions, Lightower has generated strong revenue growth with attractive margins and returns on invested capital by focusing on high-bandwidth, multi-location opportunities. Lightower has a high-quality mix of customers consisting of large enterprises, government agencies, healthcare providers, educational institutions and carriers. With its recurring revenue model underpinned by long-term contracts, Lightower’s customer contracts have a weighted average remaining current term of approximately four years, including approximately $2.7 billion of remaining contract value. Additionally, Crown Castle expects that the vast majority of Lightower’s assets and revenues will qualify as real property and rents from real property, respectively, under the Internal Revenue Service’s rules governing real estate investment trusts (“REIT”).

The Foundation for a Wireless World.

CrownCastle.com

News Release continued:	Page 3

Transaction Details

Crown Castle intends to finance the Transaction consistent with maintaining its current investment grade credit metrics, utilizing cash on hand and equity and debt financing, including borrowings under its revolving credit facility. Further, in connection with the Transaction, Crown Castle has received financing commitments from Morgan Stanley Senior Funding, Inc. and BofA Merrill Lynch totaling approximately $7.1 billion for new unsecured bridge facility.

Morgan Stanley & Co. LLC acted as financial advisor to Crown Castle, and Cravath, Swaine & Moore LLP provided legal counsel to Crown Castle. Evercore and Citigroup Inc. acted as the financial advisors to Lightower, while Ropes and Gray LLP provided legal counsel to Lightower.

Crown Castle anticipates closing the Transaction by the end of 2017. The Transaction is subject to federal and state regulatory approvals, including expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act and review by the U.S. Federal Communications Commission, and other customary closing conditions.

Conference Call Details

Crown Castle has scheduled a conference call for Wednesday, July 19, 2017, at 7:30 a.m. eastern time to discuss the Transaction and its second quarter 2017 earnings results. The conference call may be accessed by dialing 800-967-7185 and asking for the Crown Castle call (access code 7235918) at least 30 minutes prior to the start time. The conference call may also be accessed live over the Internet at http://investor.crowncastle.com. Any supplemental materials for the call will be posted on the Crown Castle website at http://investor.crowncastle.com.

A telephonic replay of the conference call will be available from 10:30 a.m. eastern time on Wednesday, July 19, 2017, through 10:30 a.m. eastern time on Tuesday, October 17, 2017, and may be accessed by dialing 888-203-1112 and using access code 7235918. An audio archive will also be available on the company’s website at http://investor.crowncastle.com shortly after the call and will be accessible for approximately 90 days.

ABOUT CROWN CASTLE

Crown Castle provides wireless carriers with the infrastructure they need to keep people connected and businesses running. With approximately 40,000 towers and 60,000 route miles of fiber supporting small cells following the completion of the Lightower acquisition, Crown Castle is the nation’s largest provider of shared wireless infrastructure with a significant presence in the top 100 U.S. markets. For more information on Crown Castle, please visit www.crowncastle.com.

The Foundation for a Wireless World.

CrownCastle.com

News Release continued:	Page 4

Cautionary Language Regarding Forward-Looking Statements

This press release contains forward-looking statements that are based on Crown Castle management’s expectations. Such statements include plans, projections and estimates regarding (1) the Transaction, including timing and financing thereof, (2) potential benefits of the Transaction, including (a) improvement to or enhancement of Crown Castle’s asset portfolio, growth, industry position and capabilities and (b) contribution to or impact on Crown Castle’s financial or operating results, including site rental revenues, net income (including on a per share basis), Adjusted EBITDA, growth rates and AFFO (including on a per share basis), (3) demand for wireless infrastructure, including towers and fiber, (4) Crown Castle’s dividends, including any increase thereof, (5) Crown Castle’s ability to generate long-term value for its shareholders and meet the needs of its customers and demand for data and connectivity, (6) Crown Castle’s and Lightower’s respective fiber assets and footprint, including the value thereof (7) the value and term of Lightower’s contracts, (8) demand for mobile data and connectivity, and the growth thereof, (9) demand for, potential growth of and opportunities which may be derived from the Lightower assets, and (10) qualification of Lightower’s assets and revenues under rules governing REITs. Such forward-looking statements are subject to certain risks, uncertainties and assumptions, including prevailing market conditions and other factors. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expected. More information about potential risk factors that could affect Crown Castle and its results is included in Crown Castle’s filings with the Securities and Exchange Commission. The term “including,” and any variation thereof, means “including, without limitation.”

The Foundation for a Wireless World.

CrownCastle.com

News Release continued:	Page 5

Non-GAAP Financial Measures

This press release includes presentations of Adjusted EBITDA, Adjusted Funds from Operations (“AFFO”) and Funds from Operations (“FFO”), which are non-GAAP financial measures. These non-GAAP financial measures are not intended as alternative measures of operating results or cash flow from operations (as determined in accordance with Generally Accepted Accounting Principles (“GAAP”)).

Our measures of Adjusted EBITDA, AFFO and FFO may not be comparable to similarly titled measures of other companies, including other companies in the wireless infrastructure sector or other REITs. Our definition of FFO is consistent with guidelines from the National Association of Real Estate Investment Trusts with the exception of the impact of income taxes in periods prior to our REIT conversion.

Adjusted EBITDA, AFFO and FFO are presented as additional information because management believes these measures are useful indicators of the financial performance of our business. Among other things, management believes that:

•	Adjusted EBITDA is useful to investors or other interested parties in evaluating our financial performance. Adjusted EBITDA is the primary measure used by management (1) to evaluate the economic productivity of our operations and (2) for purposes of making decisions about allocating resources to, and assessing the performance of, our operations. Management believes that Adjusted EBITDA helps investors or other interested parties meaningfully evaluate and compare the results of our operations (1) from period to period and (2) to our competitors, by removing the impact of our capital structure (primarily interest charges from our outstanding debt) and asset base (primarily depreciation, amortization and accretion) from our financial results. Management also believes Adjusted EBITDA is frequently used by investors or other interested parties in the evaluation of the wireless infrastructure sector and other REITs to measure financial performance without regard to items such as depreciation, amortization and accretion which can vary depending upon accounting methods and the book value of assets. In addition, Adjusted EBITDA is similar to the measure of current financial performance generally used in our debt covenant calculations. Adjusted EBITDA should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance.

•	AFFO is useful to investors or other interested parties in evaluating our financial performance. Management believes that AFFO helps investors or other interested parties meaningfully evaluate our financial performance as it includes (1) the impact of our capital structure (primarily interest expense on our outstanding debt and dividends on our preferred stock) and (2) sustaining capital expenditures, and exclude the impact of our (a) asset base (primarily depreciation, amortization and accretion) and (b) certain non-cash items, including straight-lined revenues and expenses related to fixed escalations and rent free periods. GAAP requires rental revenues and expenses related to leases that contain specified rental increases over the life of the lease to be recognized evenly over the life of the lease. In accordance with GAAP, if payment terms call for fixed escalations, or rent free periods, the revenue or expense is recognized on a straight-lined basis over the fixed, non-cancelable term of the contract. Management notes that the Company uses AFFO only as a performance measure. AFFO should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance and should not be considered as an alternative to cash flows from operations or as residual cash flow available for discretionary investment.

•	FFO is useful to investors or other interested parties in evaluating our financial performance. Management believes that FFO may be used by investors or other interested parties as a basis to compare our financial performance with that of other REITs. FFO helps investors or other interested parties meaningfully evaluate financial performance by excluding the impact of our asset base (primarily depreciation, amortization and accretion). FFO is not a key performance indicator used by the Company. FFO should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance and should not be considered as an alternative to cash flow from operations.

We define our non-GAAP financial measures as follows:

Adjusted EBITDA. We define Adjusted EBITDA as net income (loss) plus restructuring charges (credits), asset write-down charges, acquisition and integration costs, depreciation, amortization and accretion, amortization of prepaid lease purchase price adjustments, interest expense and amortization of deferred financing costs, gains (losses) on retirement of long-term obligations, net gain (loss) on interest rate swaps, gains (losses) on foreign currency swaps, impairment of available-for-sale securities, interest income, other income (expense), benefit (provision) for income taxes, cumulative effect of a change in accounting principle, income (loss) from discontinued operations and stock-based compensation expense.

Adjusted Funds from Operations. We define Adjusted Funds from Operations as FFO before straight-lined revenue, straight-lined expense, stock-based compensation expense, non-cash portion of tax provision, non-real estate related depreciation, amortization and accretion, amortization of non-cash interest expense, other (income) expense, gain (loss) on retirement of long-term obligations, net gain (loss) on interest rate swaps, gains (losses) on foreign currency swaps, acquisition and integration costs, and adjustments for noncontrolling interests, and less capital improvement capital expenditures and corporate capital expenditures.

Funds from Operations. We define Funds from Operations as net income plus real estate related depreciation, amortization and accretion and asset write-down charges, less noncontrolling interest and cash paid for preferred stock dividends, and is a measure of funds from operations attributable to CCIC common stockholders.

The Foundation for a Wireless World.

CrownCastle.com

News Release continued:	Page 6

Reconciliation of Expected Contribution from Lightower Acquisition to Full Year 2018 for Adjusted EBITDA:

Full Year 2018
(in millions)	Expected Contribution
Net income (loss)	$163 to $213
Adjustments to increase (decrease) net income (loss):
Asset write-down charges	$0 to $0
Acquisition and integration costs	$20 to $40
Depreciation, amortization and accretion	$250 to $300
Amortization of prepaid lease purchase price adjustments	$0 to $0
Interest expense and amortization of deferred financing costs(a)	$0 to $0
Gains (losses) on retirement of long-term obligations	$0 to $0
Interest income	$0 to $0
Other income (expense)	$0 to $0
Benefit (provision) for income taxes	$15 to $20
Stock-based compensation expense	$5 to $15

Adjusted EBITDA(b)	$510 to $530

(a)	Excludes the impact of expected financing relating to the Lightower acquisition. Assumes the Lightower acquisition closes on December 31, 2017.
(b)	See “Non-GAAP Financial Measures” herein for a discussion of our definition of Adjusted EBITDA.

Reconciliation of Expected Contribution from Lightower Acquisition to Full Year 2018 for FFO and AFFO:

Full Year 2018
(in millions)	Expected Contribution
Net income (loss)	$163 to $213
Real estate related depreciation, amortization and accretion	$209 to $259
Asset write-down charges	$0 to $0

FFO(a)	$396 to $446

FFO (from above)	$396 to $446
Adjustments to increase (decrease) FFO:
Straight-lined revenue	$(2) to $0
Straight-lined expense	$0 to $0
Stock-based compensation expense	$5 to $15
Non-cash portion of tax provision	$0 to $0
Non-real estate related depreciation, amortization and accretion	$16 to $66
Amortization of non-cash interest expense(b)	$0 to $0
Other (income) expense	$0 to $0
Gains (losses) on retirement of long-term obligations	$0 to $0
Acquisition and integration costs	$20 to $40
Capital improvement capital expenditures	$(29) to $(24)
Corporate capital expenditures	$0 to $0

AFFO(a)	$465 to $485

(a)	See “Non-GAAP Financial Measures” herein for a discussion for our definitions of FFO and AFFO.
(b)	Excludes the impact of expected financing relating to the Lightower acquisition. Assumes the Lightower acquisition closes on December 31, 2017.

The Foundation for a Wireless World.

CrownCastle.com